Bob Stephens & Associates, P.C.
                            2825 Wilcrest, Suite 408
                              Houston, Texas 77042

                                                           Phone  713-339-3388
                                                           Fax    713-339-2355


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Titan Resources, Inc.


We hereby consent to the use in this Registration Statement on Form S-1, and to the inclusion by reference m the audit report of L.L Bradford & Company, dated April 21, 2000, of our report dated December 20, 1999. relating to the financial statements of Titan Resources, Inc., subsequently Palmworks, Inc. . We also consent to the reference to our firm under the caption 'Experts' in the prospectus.

                                /s/ Bob Stephens & Associates, P.C.

Houston, Texas
May 1,2000